Exhibit 5.1
[Akin Gump Strauss Hauer & Feld LLP Letterhead]
December 21, 2006
Waste Services, Inc.
1122 International Blvd.
Suite 601
Burlington, Ontario, Canada, L7L 6Z8

Re:	Waste Services, Inc., Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Waste Services, Inc., Delaware a corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the sale by the selling stockholders identified in the Registration Statement of up to 16,616,547 shares (the “Selling Stockholders’ Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).
     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As special counsel to the Company in connection with the preparation and filing of the Registration Statement, we are familiar with the proceedings taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.
     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Selling Stockholders’ Shares have been validly issued and are fully paid and non-assessable.
     The opinions and other matters in this letter are qualified in their entirety and subject to the following:
     A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.
     B. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby

Waste Services, Inc.
December 21, 2006

disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.